Exhibit 99.1
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CADENCE COMPLETES ACQUISITION OF DENALI
SAN JOSE, Calif. — JUNE 17, 2010 — Cadence Design Systems, Inc. (Nasdaq: CDNS), a leader in global electronics design innovation, today announced that it has successfully completed the acquisition of Denali Software, Inc., a Sunnyvale, Calif.-based provider of electronic design automation (EDA) software and intellectual property (IP).
Tightly aligned with Cadence’s strategy to deliver on the EDA360 vision for applications-driven system design, Denali’s product portfolio includes industry leading Memory Models, Design IP and Verification IP. The completion of this transaction enables Cadence to accelerate its EDA360 execution and expands the company’s solution portfolio to provide efficient, cost-effective system component modeling and IP integration.
“We envision a way forward for the electronics industry, called EDA360, that addresses the emerging shift to applications-driven systems and SoC Realization,” said Lip-Bu Tan, president and chief executive officer, Cadence. “Our customers’ needs are changing, and EDA providers must respond with their own EDA360 initiatives. The acquisition of Denali, and its world-class design and verification IP and memory models, gives Cadence a significant, first-mover advantage as we execute our strategy.”
The Denali team, including founders Sanjay Srivastava and Mark Gogolewski, will report to Nimish Modi, senior vice president, research and development, Front End Group, Cadence.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design, verify, and implement advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
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The statements contained above include forward-looking statements. These include, without limitation, the statements contained above regarding the potential benefits of the acquisition, as well as the statement by Lip-Bu Tan, Cadence’s president and chief executive officer. Such statements are based on Cadence’s current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) the effects of the merger on Cadence’s financial results, the potential inability to successfully operate or integrate Denali’s business, including the potential inability to retain customers, key employees or vendors; (ii) the effect of the consummation of the merger on Cadence’s and Denali’s respective businesses, including the possibility that the consummation of the merger may result in reduced customer purchases of products or services; (iii) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (iv) Cadence’s ability to successfully complete and realize the expected benefits of the previously disclosed restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (v) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (vi) change in customer demands, including the possibility that the previously disclosed restructurings and other efforts to improve operational efficiency could result in delays in customer purchases of products and services; (vii) economic and industry conditions in regions in which Cadence and Denali do business; (viii) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (ix) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (x) the effects of the previously disclosed restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (xi) events that affect the reserves Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xii) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to our business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 2, 2010, Cadence’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 and Cadence’s future filings.
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